UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2015
VITESSE SEMICONDUCTOR CORPORATION
(Exact name of issuer as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-31614	77-0138960
(Commission File Number)	(IRS Employer Identification No.)

4721 Calle Carga
Camarillo, California 93012
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code (805) 388-3700
N/A
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐                  Written communications pursuant to Rule 425 under the Securities Act
☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 26, 2015, we adopted the Vitesse Semiconductor Corporation 2015 Incentive Plan (the “2015 Incentive Plan”), pursuant to the approval of the plan by our stockholders at the 2015 annual meeting of stockholders held on February 26, 2015. The 2015 Incentive Plan was adopted by our Board of Directors on December 19, 2014. Under the plan, we are authorized to grant equity-based awards in the form of stock options, restricted common stock, restricted stock units, stock appreciation rights, and other stock based awards to employees (including executive officers), directors and consultants of Vitesse and its subsidiaries.
The 2015 Incentive Plan authorizes the issuance of an aggregate of 12,369,495 shares of our common stock as of February 26, 2015, determined as follows: (i) 6,500,000 shares of our common stock, plus (ii) 595,003 shares of our common stock that remained available for issuance pursuant to new awards to be granted under the Vitesse Semiconductor Corporation 2013 Incentive Plan, plus (iii) 5,274,492 shares of our common stock subject to awards outstanding under the Vitesse Semiconductor Corporation 2013 Incentive Plan, the Vitesse Semiconductor Corporation 2010 Incentive Plan and the Vitesse Semiconductor Corporation 2001 Stock Incentive Plan that again become available for award under the 2015 Incentive Plan (such as by expiration, cancellation or forfeiture of the existing awards).
The plan may be administered by our Board of Directors or by committees of the Board. The plan is currently administered by the Board’s Compensation Committee.
On December 19, 2015, our Board of Directors also approved the Automatic Equity Grant Program for eligible directors under the 2015 Incentive Plan, which program became effective upon approval by our stockholders of the 2015 Incentive Plan.

Item 5.07	Submission of Matters to a Vote of Security Holders.
On February 26, 2015, Vitesse Semiconductor Corporation held its 2015 annual meeting of stockholders in Westlake Village, California. At the annual meeting, there were 68,426,192 shares entitled to vote, and 62,576,985 shares (91.45%) were represented at the meeting in person or by proxy.
At the annual meeting, Matthew B. Frey, Christopher R. Gardner, Steven P. Hanson, James H. Hugar, Scot B. Jarvis, William C. Martin, Edward Rogas, Jr. and Kenneth H. Traub were elected directors by a plurality of the votes.
Also at the annual meeting, our stockholders voted for approval of the Vitesse Semiconductor Corporation 2015 Incentive Plan, voted for approval of the compensation of our executive officers, voted for the frequency of an advisory vote on executive compensation to be one year, and voted to ratify the selection of BDO USA, LLC as our independent registered public accounting firm for the fiscal year ending September 30, 2015. The following summarizes vote results for those matters submitted to our stockholders for action at the Annual Meeting:

1.
Proposal to elect of Christopher R. Gardner, Matthew B. Frey, Steven P. Hanson, James H. Hugar, Scot B. Jarvis, William C. Martin, Edward Rogas, Jr. and Kenneth H. Traub as directors to hold office until the 2016 annual meeting or until their successors are elected and qualified.

Name	For	Withhold	Broker Non-Votes
Matthew B. Frey	43,139,187	1,099,417	18,338,381
Christopher R. Gardner	43,260,758	977,846	18,338,381
Steven P. Hanson	42,517,430	1,721,174	18,338,381
James H. Hugar	43,391,430	847,174	18,338,381
Scot B. Jarvis	43,369,370	869,234	18,338,381
William C. Martin	42,971,918	1,266,686	18,338,381
Edward Rogas, Jr.	42,905,732	1,332,872	18,338,381
Kenneth H. Traub	42,994,355	1,244,249	18,338,381

2.	Proposal to approve the Vitesse Semiconductor Corporation 2015 Incentive Plan.

For	Against	Abstain	Broker Non-Votes
41,299,081	2,880,781	58,742	18,338,381

3.	Proposal to approve, through an advisory vote, the compensation of our executive officers.

For	Against	Abstain	Broker Non-Votes
43,228,330	944,678	65,596	18,338,381

4.	Proposal to approve, through an advisory vote, an annual frequency for the advisory vote on approval of the compensation of our executive officers.

Votes For 1-year	Votes For 2-year	Votes For 3-year		Broker
Frequency	Frequency	Frequency	Abstain	Non-Votes
40,106,211	645,959	2,982,186	504,248	18,338,381

5.	Proposal to ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2015.

For	Against	Abstain	Broker Non-Votes
62,166,846	298,810	111,329	0

Item 9.01	Financial Statements and Exhibits
(d)    Exhibits.
The following exhibits are filed herewith:
Exhibit

Number	Description

10.1	Automatic Equity Grant Program for Eligible Directors under the Vitesse Semiconductor Corporation 2015 Incentive Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITESSE SEMICONDUCTOR CORPORATION

Date:	March 2, 2015	By:	/s/ Martin S. McDermut
Martin S. McDermut
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Automatic Equity Grant Program for Eligible Directors under the Vitesse Semiconductor Corporation 2015 Incentive Plan.